Exhibit 15

January 14, 2003


The Board of Directors and Shareholders
Emmis Communications Corporation and Subsidiaries

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83890, 333-14657, 333-42878, 333-71904 and 333-92318) of Emmis
Communications Corporation and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62172) of Emmis Communications Corporation and Emmis Operating Company (collectively, "Emmis") of our report dated January 3, 2003 relating to the unaudited condensed consolidated interim financial statements of Emmis Communications Corporation and Emmis Operating Company that are included in Emmis' Form 10-Q for the quarter ended November 30, 2002. Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933. It should be noted that we have not performed any procedures subsequent to January 3, 2003.

Very truly yours,



/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP